UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2023

WRAP TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-55838	98-0551945
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1817 W 4thStreet, Tempe, Arizona 85281
(Address of principal executive offices)

(800) 583-2652
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WRAP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kevin Mullins to the Board of Directors.

On April 21, 2023, Kevin Mullins, the Chief Executive Officer and President of Wrap Technologies, Inc. (the “Company”), was appointed to serve as a member of the Company’s Board of Directors (the “Board”), to serve until the Company’s next annual meeting of stockholders or until his successor is duly elected and qualified. Mr. Mullins began serving as the Company’s President on April 18, 2022 and as Chief Executive Officer on April 13, 2023. Prior to being appointed as the Company’s President, Mr. Mullins served as the President and Chief Executive Officer of Intrensic, LLC since 2015, which provides digital evidence and video management software solutions for law enforcement agencies. Mr. Mullins has also served on the board of directors of SaferMobility, LLC since 2013, a provider of a campus security solution that delivers personal safety through an easy-to-use smartphone application that connects directly to your security or law enforcement teams. Mr. Mullins received a Bachelor of Arts in Business Administration from Virginia’s College at Wise, Virginia, and a Masters in Business Administration from the University of Virginia in Charlottesville, Virginia.

Appointment of Messrs. Bernstein and Savas to the Board of Directors.

On April 21, 2023, Bruce T. Bernstein and Marc Savas were each appointed to serve as members of the Company’s Board, to serve until the Company’s next annual meeting of stockholders or until their successor is duly elected and qualified. In connection with their appointments, the Company granted to each of Messrs. Bernstein and Savas options (“Options”) to purchase 30,000 shares of Company common stock, par value $0.0001 per share, with an exercise price of $1.34 per share. The Options have a ten-year term, and vest as follows: (i) 50% on April 21, 2024 and (ii) the remaining 50% in four equal quarterly installments over the next year.

Mr. Bernstein has over thirty-five years of experience in the securities industry, primarily as senior portfolio manager for two alternative finance funds as well as in trading and structuring of arbitrage strategies. Mr. Bernstein has served as President of Rockmore Capital, LLC since 2006, the manager of a direct investment and lending fund with peak assets under management of $140 million. Previously, he served as Co-President of Omicron Capital, LP, an investment firm based in New York, which he joined in 2001. Omicron Capital focused on direct investing and lending to public small cap companies and had peak assets under management of $260 million. Prior to joining Omicron Capital, Mr. Bernstein was with Fortis Investments Inc., where he was Senior Vice President in the bank’s Global Securities Arbitrage business unit, specializing in equity structured products and equity arbitrage and then President in charge of the bank’s proprietary investment business in the United States. Prior to Fortis, Mr. Bernstein was Director in the Equity Derivatives Group at Nomura Securities International specializing in cross-border tax arbitrage, domestic equity arbitrage and structured equity swaps. Mr. Bernstein started his career at Kidder Peabody, where he rose to the level of Assistant Treasurer. Mr. Bernstein serves as a member of the Board of Directors of Xwell, Inc. (Formerly XpresSpa Holdings, Inc.) the leading airport spa company in the world, based in New York, serves as a Director for Neurotrope since November 14, 2016 and, Petros Pharmaceuticals, Inc. Mr. Bernstein holds a Bachelor of Business Administration from City University of New York (Baruch).

Mr. Savas has over thirty-five years of experience in accelerating revenue for companies, and is skilled in developing and guiding leadership teams, executing tactical, strategic and technical plans, and brings a comprehensive understanding of organizational efficiency. Mr. Savas currently serves as President of Vector97, a privately held waste hauling and recycling consulting firm, since February 2012. He has overseen Vector97 from a startup company through engineering its sale to SIB in June of 2022. Mr. Savas remains President of Vector97 and has joined the SIB leadership team. He currently serves as a Director of SRAX since October 2015. Previously, he founded Unfair Advantage, Inc. and Living Full Blast, Inc., a management and efficiency consulting firm serving the Venture Capital and Legal vertical markets serving as Chief Executive officer until January 2012. Mr. Savas has also served as a member of the Board of Directors of Motivational, Inc., a charitable organization, from July 2020 to present, and as a member of the Board of Directors of RMP, a charitable organization, from December 2022 to present. Mr. Savas holds a Bachelor of Science in Marketing from Northern Arizona University of Flagstaff Arizona, and completed the Executive Development Program of the Marshall School of Business of the University of Southern California.

Except as disclosed herein, there are no related party transactions between the Company and Messrs. Mullins, Bernstein and Savas that would require disclosure under Item 404(a) of Regulation S-K, nor are there any further arrangements or understandings in connection with the appointment of Messrs. Mullins, Bernstein and Savas as members of the Company’s Board.

Kimberly Sentovich's Determination Not to Stand for Re-election as a Director at the 2023 Annual Meeting of Stockholders.

On April 21, 2023, Kimberly Sentovich informed the Company that she would not be standing for re-election to the Board at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”). Ms. Sentovich’s decision not to stand for re-election to the Board was not the result of any disputes or disagreements with the Company on any matter relating to the Company’s operations, policies or practices. In connection with this decision, all of Ms. Sentovich’s issued but unvested restricted share units will be cancelled, and all of Ms. Sentovich’s outstanding options will have an expiration date of 90 days post the 2023 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRAP TECHNOLOGIES, INC.

Date: April 26, 2023	By:	/s/ Chris DeAlmeida
Chris DeAlmeida
Chief Financial Officer